ASSIGNMENT
                               OF
          PURCHASER'S INTEREST IN PURCHASE AGREEMENT

     THIS ASSIGNMENT made and entered into this 23rd day of April, 1996, by and between Mark H. Meyer and David L. Meyer
(collectively "Assignor") and Sports West, LLC, a Nebraska limited liability company, ("Assignee");

WITNESSETH, that:

WHEREAS, on the 20th day of March, 1996, Assignor entered into a Purchase Agreement, as amended by Amendment to Purchase Agreement dated April 10, 1996 (the "Purchase
Agreement") for that certain property located at 2501-30th
Avenue located in Kearney, Nebraska (the "Property") with
AEI Real Estate Fund 86-A Limited Partnership, a Minnesota limited partnership, as Seller/Lessee; and

WHEREAS, Assignor desires to assign all of its rights, title and interest in, to and under the Purchase Agreement to Assignee as hereinafter provided;

NOW, THEREFORE, for One Dollar ($1.00) and other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed between the parties as follows:

     1. Assignor assigns all of its rights, title and interest in, to and under the Purchase Agreement to Assignee, to have and to hold the same unto the Assignee, its successors and assigns;

     2. Assignee hereby assumes all rights, promises, covenants, conditions and obligations under the Purchase
Agreement to be performed by the Assignor thereunder, and agrees to be bound for all of the obligations of Assignor under the Commitment.

All other terms and conditions of the Purchase Agreement shall remain unchanged and continue in full force and effect.


"ASSIGNOR"

/s/ M H Meyer
Mark H. Meyer


/s/ David L Meyer
David L. Meyer


"ASSIGNEE"
SPORTS WEST, LLC

By:  /s/ M H Meyer
Its:  /s/ Pres